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                                    EXHIBIT 24.1

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Rademaker and William K. Guerry, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                       Title                     Date
          ---------                       -----                     ----

 /s/John H. Rademaker        Co- Chief Executive Officer,         May 18, 1998
 -----------------------     Vice Chairman of the Board of
 John H. Rademaker           Directors


 /s/William K. Guerry        Vice President, Finance and          May 18, 1998
 -----------------------     Administration, Secretary and
 William K. Guerry           Chief Financial Officer


 /s/Gregorio Reyes            Co-Chief Executive Officer,          May 18, 1998
 -----------------------      Chairman of the Board of
 Gregorio Reyes               Directors


 /s/Charles A. Haggerty       Director                             May 18, 1998
 -----------------------
 Charles A. Haggerty


 /s/William J. Schroeder      Director                             May 18, 1998
 -----------------------
 William J. Schroeder
